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                                                                    EXHIBIT 11.1

                  THE COOPER COMPANIES, INC. AND SUBSIDIARIES
                   CALCULATION OF NET INCOME PER COMMON SHARE

                                                                                   YEARS ENDED OCTOBER 31,
                                                                              ----------------------------------
                                                                                1993         1992         1991
                                                                              --------     --------     --------
                                                                               (IN THOUSANDS, EXCEPT PER SHARE
                                                                                           FIGURES)
                                                                                          (AUDITED)
Primary:
     Loss from continuing operations before extraordinary items(1).........   $(34,392)    $(17,962)    $(27,128)
                                                                              --------     --------     --------
     Discontinued operations:
          Income (loss) from operations....................................      --           --           --
          Loss on sale of operations.......................................    (13,657)      (9,300)       --
                                                                              --------     --------     --------
                                                                               (13,657)      (9,300)       --
                                                                              --------     --------     --------
     Loss before extraordinary items.......................................    (48,049)     (27,262)     (27,128)
     Extraordinary items...................................................        924          640        5,428
                                                                              --------     --------     --------
     Net income (loss).....................................................   $(47,125)    $(26,622)    $(21,700)
                                                                              --------     --------     --------
                                                                              --------     --------     --------
     Weighted average number of common shares outstanding..................     30,377       27,669       25,878
                                                                              --------     --------     --------
                                                                              --------     --------     --------
     Primary net income (loss) per common share:
          Continuing operations............................................   $  (1.13)    $   (.64)    $  (1.05)
                                                                              --------     --------     --------
          Discontinued operations:
               Income (loss) from operations...............................      --           --           --
               Gain (loss) on sale of operations...........................       (.45)        (.34)       --
                                                                              --------     --------     --------
                                                                                  (.45)        (.34)       --
                                                                              --------     --------     --------
          Income (loss) before extraordinary items.........................      (1.58)        (.98)       (1.05)
          Extraordinary items..............................................        .03          .02          .21
                                                                              --------     --------     --------
     Net income (loss) per common share....................................   $  (1.55)    $   (.96)    $   (.84)
                                                                              --------     --------     --------
                                                                              --------     --------     --------
Fully diluted:
     Loss from continuing operations before extraordinary items(l).........   $(34,392)    $(17,962)    $(27,182)
                                                                              --------     --------     --------
     Discontinued operations:
          Income (loss) from operations....................................      --           --           --
          Loss on sale of operations.......................................    (13,657)      (9,300)       --
                                                                              --------     --------     --------
                                                                               (13,657)      (9,300)       --
                                                                              --------     --------     --------
     Income (loss) before extraordinary items..............................    (48,049)     (27,262)     (27,128)
     Extraordinary items on a fully diluted basis..........................        924          640        5,428
                                                                              --------     --------     --------
     Net income (loss) on a fully diluted basis............................   $(47,125)    $(26,622)    $(21,700)
                                                                              --------     --------     --------
                                                                              --------     --------     --------
     Weighted average number of common share outstanding...................     30,377       27,669       25,878
                                                                              --------     --------     --------
                                                                              --------     --------     --------
     Total common shares assuming full dilution............................     30,377       27,669       25,878
                                                                              --------     --------     --------
                                                                              --------     --------     --------
     Fully diluted net income (loss) per common share:
          Continuing operations............................................   $  (1.13)    $   (.64)    $  (1.05)
                                                                              --------     --------     --------
          Discontinued operations:
               Income (loss) from operations...............................      --           --           --
               Gain (loss) on sale of operations...........................       (.45)        (.34)       --
                                                                              --------     --------     --------
                                                                                  (.45)        (.34)       --
                                                                              --------     --------     --------
     Income (loss) before extraordinary items..............................      (1.58)        (.98)       (1.05)
Extraordinary items........................................................        .03          .02          .21
                                                                              --------     --------     --------
     Net income (loss) per common share on a fully diluted basis...........   $  (1.55)    $   (.96)    $   (.84)
                                                                              --------     --------     --------
                                                                              --------     --------     --------
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- ------------

(1) After  dividend  requirements on  Senior Exchangeable  Redeemable Restricted
    Voting Preferred Stock of $320 in 1993, $1,804 in 1992 and $2,325 in 1991.




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